Exhibit 99.1

PLATINUM SHAREHOLDERS OVERWHELMINGLY APPROVE

ACQUISITION BY RENAISSANCERE

HAMILTON, BERMUDA, FEBRUARY 27, 2015 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) (“Platinum” or the “Company”) announced today that at a special general meeting of shareholders held earlier today, all proposals related to the Company’s pending acquisition by RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe”) were overwhelmingly approved by the Company’s shareholders.

“I’d like to thank our shareholders for their support of this transaction, which we believe will deliver them significant value as well as benefit our clients and brokers,” said Michael D. Price, President and Chief Executive Officer of Platinum.

The transaction is expected to close on March 2, 2015. As previously announced, prior to the effective time of the merger on March 2, 2015, Platinum will be paying a special dividend of $10.00 per Platinum common share to shareholders of record as of close of business today.

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About Platinum

Platinum Underwriters Holdings, Ltd. is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance brokers, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. For further information, please visit Platinum’s website at www.platinumre.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on Platinum’s current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Platinum. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by Platinum or any other person that Platinum’s or RenaissanceRe’s current plans or expectations will be achieved. Numerous factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; the effectiveness of the companies’ loss limitation methods and pricing models; uncertainties in the companies’ reserving processes; the companies’ ability to maintain their respective A.M. Best and S&P financial strength ratings; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; the effect on the companies’ respective businesses of potential changes in the regulatory system under which they operate; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd., RenaissanceRe Holdings Ltd. and their respective non-U.S. subsidiaries; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; losses that the companies could face from terrorism, political unrest and war; changes in economic conditions or inflation; and other factors affecting future results disclosed in Platinum’s and RenaissanceRe’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under Item 1A, “Risk Factors”, in Platinum’s Annual Report on Form 10-K for the year ended December 31, 2014 and RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2014 and under “Risk Factors” in in RenaissanceRe’s registration statement on Form S-4 filed with the SEC on December 19, 2014.

Contact:	Kenneth A. Kurtzman
203-252-5833